Exhibit 3.2

COMPANY NO. 101484

COMPANIES (JERSEY) LAW 1991 (AS AMENDED)

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Henderson Group plc(1)

(Adopted by special resolution passed on 27 August 2008

and amended by special resolutions passed 11 May 2009

and 1 May 2014)

PRELIMINARY

Standard Table	1. The regulations constituting the Standard Table prescribed pursuant to the Companies Law shall not apply to the Company and hereby are expressly excluded in their entirety.

Definitions	2. In these Articles, except where the subject or context otherwise requires:

address, includes a number or address used for the purposes of sending or receiving documents or information by electronic means;

Articles means these articles of association as altered from time to time by special resolution;

ASTC means ASX Settlement and Transfer Corporation Pty Ltd (ACN 008 504 532) or its successors in its capacity as an operator of a clearing and settlement facility under the Corporations Act 2001 (Australia);

(1) The Company changed its name from IGH Limited on 22 August 2008 and re-registered as a public limited company on the same date.

ASTC Settlement Rules means the rules from time to time promulgated by ASTC, as amended or replaced from time to time, except to the extent of any express written waiver or modification by ASTC or ASX;

ASX means ASX Limited (ACN 008 624 691) or its successors;

ASX listing means admission of the Company to the official list of ASX;

ASX Listing Rules means the Listing Rules of ASX and any other rules of ASX which are applicable to the Company while the Company is admitted to the official list of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver or modification by ASX;

auditors means the auditors of the Company;

the board means the directors or any of them acting as the board of directors of the Company;

CDI means a CHESS Depositary Interest issued over shares in the Company as contemplated by the ASX Listing Rules;

CDI Holder means the holder of a CDI;

CDI Record Date shall have the meaning given in Article 67;

CDI Register means the register of CDI Holders to be established and maintained by or on behalf of the Company;

CDI Voting Instruction Receipt Time shall have the meaning given to it in Article 109;

CDI Voting Instructions shall have the meaning given in Article 108;

CDI Voting Notice shall have the meaning given in Article 109;

certificated share means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

clear days in relation to the sending of a notice means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Companies Law means the Companies (Jersey) Law 1991 (as amended), every order, regulation or other subordinate legislation made under it (including the Order) and every other statute from time to time in force concerning companies and affecting the Company as a matter of Jersey law;

Depositary Nominee means the entity which holds legal title to the shares in the capital of the Company to which the CDI Holders are beneficially entitled;

Depositary Nominee’s Overall Holding means the aggregate of the ordinary shares for the time being registered in the name of the Depositary Nominee;

director means a director of the Company;

the Disclosure and Transparency Rules means the UK Disclosure and Transparency Rules as amended from time to time relating to the disclosure of information in respect of financial instruments which have been admitted to trading on a regulated market or for which a request for admission to trading on such a market has been made, as published by the Financial Services Authority of the United Kingdom;

dividend means dividend or bonus;

electronic copy, electronic form and electronic means have the meanings given to them by section 1168 of the UK Companies Act 2006;

entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

hard copy and hard copy form have the meanings given to them by section 1168 of the UK Companies Act 2006;

Henderson UK means Henderson Group plc, a public limited company incorporated in England and Wales with registered number 02072534;

holder in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

Listing Rules means the listing rules issued by the UK Listing Authority from time to time;

member means a member of the Company;

Member Voting Record Time shall have the meaning given in Article 66;

Memorandum means the memorandum of association of the Company as amended from time to time;

office means the registered office of the Company;

Operator has the same meaning as “authorised” operator as provided for in the Order;

Order means the Uncertificated Securities (Jersey) Order 1999, as amended from time to time and any provisions of or under the Companies Law which supplement or replace such Order;

paid means paid or credited as paid;

participating class means a class of shares title to which is permitted by an Operator to be transferred by a relevant system;

recognised person means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms has the meaning given to it by section 185(4) of the UK Companies Act 1985;

register means either or both of the issuer register of members and the Operator register of members of the Company;

relevant system means any computer based system and its related facilities and procedures that is provided by an Operator and by means of which title to units of a security can be evidenced and transferred in accordance with the Order, without a written instrument;

Scheme means the scheme of arrangement proposed to be implemented (as described in a circular to be sent to shareholders of Henderson UK on or about 12 September 2008) between Henderson UK and its ordinary shareholders, in its original form or with or subject to any modification, addition, or condition approved or imposed by the Court, to which scheme of arrangement the Company proposes at the date of the adoption of these Articles to consent;

seal means the common or any official seal that the Company may be permitted to have under the Companies Law;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

Subscriber Ordinary Shares means the two initial subscriber ordinary shares in the capital of the Company whose rights are set out in Article 4B;

uncertificated share means a share of a class which is at the relevant time a participating class title to which is recorded on the register as being held in uncertificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

United Kingdom means Great Britain and Northern Ireland;

UK Companies Act 1985 means the United Kingdom Companies Act 1985 (as enacted at the date of adoption of these Articles, whether or not in force);

UK Companies Act 2006 means the United Kingdom Companies Act 2006 (as enacted at the date of adoption of these Articles, whether or not in force);

UK Insolvency Act 1986 means the United Kingdom Insolvency Act 1986 (as in force at the date of adoption of these Articles); and

working day has the meaning given by section 1173 of the UK Companies Act 2006.

Construction

3.                                      References to a document or information being sent, supplied or given to or by a person means such document, or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Companies Law, have the same meaning as in the Companies Law (but excluding any modifications not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs and the definition of the UK Companies Act 1985 and the UK Companies Act 2006 in Article 2, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the United Kingdom Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

SHARE CAPITAL

Shares with special rights

4.

(A)                               Subject to the provisions of the Companies Law and these Articles and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine. The Company may, pursuant to the Companies Law, issue fractions of shares and any such fractional shares shall rank pari passu in all respects with other shares of the same class issued by the Company.

(B)                               The rights and restrictions attached to Subscriber Ordinary Shares shall be as set out below:

(i)                     prior to the coming into effect of the Scheme, the holders of the Subscriber Ordinary Shares shall have the same rights in respect of those shares in relation to the Company as any holder of ordinary shares has in respect of those shares; and

(ii)                  with effect from the coming into effect of the Scheme, the rights and restrictions attached to the Subscriber Ordinary Shares shall be as set out below:

(a)                 Income

the holders of the Subscriber Ordinary Shares shall not be entitled to any dividends or distributions in respect of such shares;

(b)                 Capital

the amount to be distributed to the holders of the Subscriber Ordinary Shares out of the surplus assets of the Company remaining after the payment of its liabilities on a winding up shall be limited to the nominal value of each Subscriber Ordinary Share they hold which shall be paid only after the holders of any and all other classes of share in the capital of the Company then in issue shall have received the nominal value in respect of those shares held by them at that time;

(c)                  Transfer

the board may decline to register any transfer of any of the Subscriber Ordinary Shares to any person of whom they do not approve and decline to give any reason for that disapproval. If the board declines to register a transfer of any of the Subscriber Ordinary Shares, they shall within two months after the date the transfer was lodged with the Company send to the transferee notice of their declining to register the transfer and the relevant instrument of transfer;

(d)                 Voting Rights

the holders of the Subscriber Ordinary Shares shall have no right as such to receive notice of or attend or vote at any general meeting of the Company; and

(e)                   the Subscriber Ordinary Shares shall be redeemable at the option of the Company as determined by the board (including by prior resolution) at their nominal value, but shall only be so redeemable when at the time they are to be redeemed there is at least one non redeemable share in the issued share capital of the Company.

(C)                       As a result of the rights and restrictions attached to the classes of share in the capital of the Company described above, after the Scheme becomes effective, any surplus assets on a winding up of the Company are to be applied as follows:

(i)                     first, in payment of the nominal amount of the ordinary shares (excluding the Subscriber Ordinary Shares);

(ii)                  secondly, in payment of the nominal amount of the Subscriber Ordinary Shares (unless these have been redeemed); and

(iii)               thirdly, after the payments described in sub-clause (i) and (ii), the balance in distribution to the holders of ordinary shares pro rata to the aggregate nominal amount of their holding of ordinary shares.

Share warrants to bearer

5.                                      The board may issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorised by the board. Any share while represented by such a warrant shall be transferable by delivery of the warrant relating to it. In any case in which a warrant is so issued, the board may provide for the payment of dividends or other moneys on the shares represented by the warrant by coupons or otherwise. The board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by electronic or mechanical means or printed on it or that the warrant need not be signed by any person.

Conditions of issue of share warrants

6.                                      The board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular, the conditions on which:

(a)                                 a new warrant or coupon shall be issued in place of one worn-out, defaced, lost or destroyed (but no new warrant shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed); or

(b)                                 the bearer shall be entitled to attend and vote at general meetings; or

(c)                                  a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in the warrant.

The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant. Subject to those conditions and to the provisions of the Companies Law and these Articles, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he would have if his name had been included in the register as the holder of the shares comprised in the warrant.

No right in relation to share	7. The Company shall not be bound by or be compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer’s absolute right to the warrant.

Uncertificated shares

8.

(A)                               Pursuant and subject to the Order, the board may permit title to some or all of the shares of any class to be evidenced otherwise than by a certificate and title to such shares to be transferred in accordance with the rules of a relevant system and may make arrangements for that class of shares to become a participating class. Title to some or all of the shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The board may also, subject to compliance with the Order and the rules of any relevant system, determine at any time that title to some or all of the shares of any class of shares may from a date specified by the board no longer be evidenced otherwise than by a certificate or that title to such shares shall cease to be transferred by means of any particular relevant system. For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class which is separate from certificated shares with the same rights.

(B)                               In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

(i)                                     the holding of shares of that class in uncertificated form;

(ii)                                  the transfer of title to shares of that class by means of a relevant system;

(iii)                               the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system; and

(iv)                              any provision of the Order.

(C)                               Some or all of the shares of a class which is at the relevant time a participating class may be changed from uncertificated form to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided for in the Order and the rules of any relevant system.

(D)                               Unless the board otherwise determines or the Order or the rules of the relevant system concerned otherwise require, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

(E)                                Subject to the Companies Law, the directors may lay down regulations not included in these Articles which (in addition to, or in substitution for, any provisions in these Articles):

(i)                                     apply to the issue, holding or transfer of shares in uncertificated form;

(ii)                                  set out (where appropriate) the procedures for conversion and/or redemption of shares in uncertificated form; and/or

(iii)                               the directors consider necessary or appropriate to ensure that these Articles are consistent with the Order and/or the Operator’s rules and practices.

(F)                                 Such regulations will apply instead of any relevant provisions in these Articles which relate to the transfer, conversion and redemption of shares in uncertificated form or which are not consistent with the Order, in all cases to the extent (if any) stated in such regulations. If the directors make any such regulation, paragraph (G) of this Article will (for the avoidance of doubt) continue to apply, when read in conjunction with those regulations.

(G)                               Any instruction given by means of a relevant system shall be a dematerialised instruction given in accordance with the Order, the facilities and requirements of a relevant system and the Operator’s rules and practices.

(H)                              Where the Company is entitled under the Companies Law, the Order, the Operator’s rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over or sell or otherwise procure the sale of any shares, the directors may, in the case of any shares in uncertificated form, take such steps (subject to the Companies Law, the Order, the Operator’s rules and practices and these Articles) as may be required or appropriate, by instruction by means of a relevant system or otherwise and, if need be, by virtue of an irrevocable power of attorney in favour of a director deemed to be given by the relevant member under the Powers of Attorney (Jersey) Law 1995 (such power of attorney to come into effect once the Company becomes so entitled), to effect such disposal, forfeiture, enforcement or sale including (without limitation) by:

(i)                                     requesting or requiring the deletion of any computer based entries in the relevant system relating to the holding of such shares;

(ii)                                  altering such computer based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

(iii)                               requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

(iv)                              (subject to any applicable law) otherwise rectify or change the register in respect of any such shares in such manner as the directors consider appropriate (including, without limitation, by entering the name of a transferee into the register as the next holder of such shares); and/or

(v)                                 appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares to certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder).

(I)                                   In relation to any shares in uncertificated form:

(i)                                     the Company may utilise the relevant system to the fullest extent available from time to time in the exercise of any of its powers or functions under the Companies Law, the Order or these Articles or otherwise in effecting any actions and the Company may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

(ii)                                  the Company may, by notice to the holder of that share, require the holder to change the form of that share to certificated form within the period specified in the notice and to hold that share in certificated form for so long as required by the Company; and

(iii)                               the Company shall not issue a share certificate.

The Company may by notice to the holder of any share in certificated form, direct that the form of such share may not be changed to uncertificated form for a period specified in such notice.

Authority to allot

9.                                      The Company may, subject to Articles 10, 11 and 12, from time to time pass an ordinary resolution referring to this Article and authorising the board to exercise all the powers of the Company to allot relevant securities and:

(a)                                 on the passing of the resolution the board shall be generally and unconditionally authorised to allot relevant securities up to the nominal amount specified in the resolution; and

(b)                                 unless previously revoked the authority shall expire on the day specified in the resolution (not being more than five years after the date on which the resolution is passed), but any authority given under this Article shall allow the Company, before the authority expires, to make an offer or agreement which would or might require relevant securities to be allotted after it expires.

Pre-emption Rights

10.

(A)                               Subject to Article 12, the Company shall not allot equity securities to a person on any terms unless:

(i)                                     it has made an offer to each person who holds shares in the Company to allot to him on the same or more favourable terms a proportion of those securities that is as nearly practicable equal to the proportion in nominal value held by him of the share capital of the Company; and

(ii)                                  the period during which any such offer may be accepted has expired or the Company has received notice of the acceptance or refusal of every offer so made.

(B)                               Equity securities that the Company has offered to allot to a holder of shares may be allotted to him, or anyone in whose favour he has renounced his right to their allotment, without contravening paragraph (A) of this Article.

(C) The offer made in this Article may be made in either hard copy or by electronic communication.

(D) The offer must state a period during which it may be accepted and the offer shall not be withdrawn before the end of that period.

(E)                                The period referred to in paragraph (D) above must be a period of at least 21 days or such other period of time as required, in the case of companies incorporated in the United Kingdom, by section 562(5) of the UK Companies Act 2006 or section 90(6) of the UK Companies Act 1985 (as the case may be), beginning:

(i) in the case of an offer made in hard copy form, with the date on which the offer is sent or supplied; or

(ii) in the case of an offer made by way of electronic communication, with the date on which the offer is sent.

11. The provisions of Article 10 do not apply in relation to:

(a) the allotment of:

(i) bonus shares;

(ii) equity securities if these are, or are to be, wholly or partly paid up otherwise than in cash; and

(iii) equity securities which would, apart from any renunciation or assignment of the right to their allotment, be held under an employee share scheme; or

(b) the sale of shares in the Company which immediately before the sale are held by the Company as treasury shares.

Dis-application of Pre-emption Rights

12.                               The Company may from time to time resolve by a resolution passed by a majority of three-quarters of the holders of the shares of the class who (being entitled to do so) vote in person or by proxy at a separate general meeting of such holders referring to this Article that the board be given power to allot equity securities for cash and, on the passing of the resolution, the board shall have the power to allot (pursuant to that authority) equity securities for cash as if Article 10 above did not apply to the allotment but that power shall be limited to:

(a) the allotment of equity securities in connection with a pre-emptive issue; and

(b)                                 the allotment (other than in connection with a pre-emptive issue) of equity securities having, in the case of relevant securities, a nominal amount or, in the case of other equity securities, giving the right to subscribe for, or to convert into, shares having, a nominal amount not exceeding in aggregate the sum specified in the resolution, and unless previously revoked that power shall expire on the date (if any) specified in the resolution or, if no date is specified, 15 months after the date on which the resolution is passed or if earlier at the conclusion of the next annual general meeting of the Company but the Company may before the power expires make an offer or agreement which would or might require equity securities to be allotted after it expires.

Definitions	13. In this Article and Articles 9, 10, 11 and 12:

employee share scheme means any employee and/or executive incentive plan or scheme established for the benefit of employees and/or executives and their relations (as determined in accordance with such plans or schemes) of the Company and/or any of its direct or indirect subsidiaries (whether or not such plan or scheme is open to all employees, executives or relations or not) and which is operated either by the Company or any of its direct or indirect subsidiaries or by a third party on their behalf and under the terms of which employees and/or executives and their relations may acquire and/or benefit from shares or any interest therein, whether directly, or pursuant to any option over shares granted to them or otherwise;

equity securities has the same meaning as defined in section 560 of the UK Companies Act 2006, as if the Company were incorporated in the United Kingdom;

pre-emptive issue means an offer of equity securities to ordinary shareholders or an invitation to ordinary shareholders to apply to subscribe for equity securities and, if in accordance with their rights the board so determines, holders of other equity securities of any class (whether by way of rights issue, open offer or otherwise) where the equity securities respectively attributable to the interests of ordinary shareholders or holders of other equity securities, if applicable are proportionate (as nearly as practicable) to the respective numbers of ordinary shares or other equity securities, as the case may be held by them, but subject to such exclusions or other arrangements as the board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange; and

relevant securities has the same meaning as used in section 80 of the UK Companies Act 1985, as if the Company were incorporated in the United Kingdom.

Residual allotment powers

14.                               Subject to the provisions of the Companies Law, and these Articles relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 15:

(a)                                 all unissued shares for the time being in the capital of the Company shall be at the disposal of the board; and

(b)                                 the board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

Redeemable shares

15.                               Subject to the provisions of the Companies Law, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by these Articles.

Commissions

16.                               The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Law. Subject to the provisions of the Companies Law, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

Approval of employee share schemes and long term incentive plans

17.                               In relation to the adoption by the Company of employee share schemes or long term incentive plans, the Company shall comply with Listing Rules 9.4.1 to 9.4.3 as if it were a company incorporated in the United Kingdom except that any relevant approval required to be made by the Company in general meeting may also be made by written resolution.

Trusts not recognised	18.

(A)                               Except as required by law, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder’s absolute right to the entirety of the share (or fractional part of the share).

(B)                               The board may at any time after the allotment of a share but before a person has been entered into the register as the holder of such share, recognise a renunciation of the share by the allottee in favour of another person and may grant to another allottee a right to effect renunciation on such terms and conditions as the board thinks fit.

VARIATION OF RIGHTS

Method of varying rights

19.                               Subject to the provisions of the Companies Law and to any rights attached to existing shares (and except in the case where there is only one holder of the issued shares of a class of shares, in which case any and all rights attached to any existing class of shares may be varied only with the consent in writing of that holder) the rights attached to any existing class of shares may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a)                                 with the written consent of the holders of three-quarters in nominal value of the issued shares of the class, (excluding any shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the office, and may consist of several documents, each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or

(b)                                 with the sanction of a resolution passed by a majority of three-quarters of the holders of the shares of the class who (being entitled to do so) vote in person or by proxy at a separate general meeting of such holders, but not otherwise.

When rights deemed to be varied

20.                               For the purposes of Article 19, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a) the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b)                                 the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by:

(c) the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares; or

(d) the Company permitting, in accordance with the Order, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

SHARE CERTIFICATES

Members’ rights to certificates

21.                               Every member, on becoming the holder of any certificated share (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him (and, on transferring a part of his holding of certificated shares of any class, to a certificate for the balance of his holding of certificated shares). He may elect to receive one or more additional certificates for any of his certificated shares if he pays for every certificate after the first a reasonable sum determined from time to time by the board. Every certificate shall:

(a) be executed under the seal or otherwise in accordance with Article 186 or in such other manner as the board may approve; and

(b) specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

Replacement certificates

22.                               If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

LIEN

Company to have lien on shares

23.                               The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

Enforcement of lien by sale

24.                               The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

Giving effect to sale

25.                               To give effect to that sale the board may, if the share is a certificated share, authorise any person to execute an instrument of transfer, or a director may do so under an irrevocable power of attorney in favour of a director deemed to be granted by the relevant member under the Powers of Attorney (Jersey) Law 1995, such power of attorney to come into effect on the date of the notice under Article 24, in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the board may exercise any of the Company’s powers under Article 8 to effect the sale of the share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application of proceeds

26.                               The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALLS ON SHARES

Power to make calls

27.                               Subject to the terms of allotment, the board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

Time when call made	28. A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint holders	29. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable

30.                               If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the board, not exceeding 15 per cent. per annum, or, if higher, the appropriate rate (as defined in section 592 of the UK Companies Act 2006), but the board may in respect of any individual member waive payment of such interest wholly or in part.

Deemed calls

31.                               An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation on calls

32.                               Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

Payment of calls in advance

33.                               The board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in section 592 of the UK Companies Act 2006).

FORFEITURE AND SURRENDER

Notice requiring payment of call

34.                               If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

35.                               If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. Where the forfeited share is held in certificated form, an entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

Sale of forfeited shares

36.                               Subject to the provisions of the Companies Law, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the Company’s powers or their powers (whether as a board or as individual directors) under Article 8. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability following forfeiture

37.                               A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is a certificated share, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in section 592 of the UK Companies Act 2006), from the date of forfeiture until payment. The board may enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

Surrender

38.                               The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of rights

39.                               The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Companies Law.

Evidence of forfeiture or surrender

40.                               A declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be and in connection with which a director may exercise an irrevocable power of attorney deemed to be given by the relevant member under the Powers of Attorney (Jersey) Law 1995 such power to come into effect on the date of the relevant declaration) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

Form and execution of transfer of certificated share

41.                               Without prejudice to any power of the Company to register as shareholder a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

Invalid transfers of certificated shares	42. The board may refuse to register the transfer of a certificated share unless the instrument of transfer:

(a)                                 is lodged, duly stamped (if stampable), at the office or at another place appointed by the board accompanied by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(b) is in respect of only one class of shares; and (c) is in favour of not more than four transferees.

Transfers by recognised persons

43.                               In the case of a transfer of a certificated share by a recognised person, the lodging of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

Notice of refusal to register

44.                               If the board refuses to register a transfer of a share in certificated form, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company.

Suspension of registration

45.                               The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the board may determine, except that the board may not suspend the registration of transfers of any participating class without the consent of the Operator of the relevant system.

No fee payable on registration	46. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

Retention of transfers

47.                               The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is sent.

Transfer of uncertificated share

48.                               Subject to such restrictions of these Articles as may be applicable any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for and subject as provided in the Order and the rules of any relevant system provided that legal title to such shares shall not pass until such transfer is entered into the register and accordingly no provision of these Articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred.

TRANSMISSION OF SHARES

Transmission

49.                               If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

Elections permitted

50.                               A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement properly required by the board, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections required

51.                               The board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons entitled by transmission

52.                               A person becoming entitled by transmission to a share shall, on production of any evidence as to his entitlement properly required by the board and subject to the requirements of Article 50, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 199. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

ALTERATION OF SHARE CAPITAL

Alterations by ordinary resolution	53. The Company may by special resolution:

(a) increase its share capital by such sum to be divided into shares of such amount and in such currency or currencies as the resolution prescribes;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) convert all or any of its fully paid shares into stock, and reconvert that stock into fully paid shares of any denomination;

(d)                                 subject to the provisions of the Companies Law, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others;

(e)                                  subject to the provisions of the Companies Law convert or denominate any of its shares the nominal value of which is expressed in one currency into shares of a nominal value of another currency; and

(f)                                   cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

New shares subject to these Articles	54. All shares created by special resolution pursuant to Article 53 shall be:

(a) subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and

(b) unclassified, unless otherwise provided by these Articles, by the resolution creating the shares or by the terms of allotment of the shares.

Fractions arising

55.                               Whenever any fractions arise as a result of a consolidation or sub-division of shares, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Law, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the board may authorise some person to execute an instrument of transfer of the shares or a director may do so by virtue of an irrevocable power of attorney deemed to be granted by the relevant member under the Powers of Attorney (Jersey) Law 1995 such power of attorney to come into effect on the date of the creation of the fractions of shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer and in addition a director may exercise an irrevocable power of attorney deemed to be granted by the relevant member under the Powers of Attorney (Jersey) Law 1995 in respect of the same such power of attorney to come into effect on the date of the creation of the fractions of shares. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

Power to reduce capital

56.                               In accordance with (and subject to) the provisions of Article 61 of the Companies Law, the Company may by special resolution reduce its share capital, capital redemption reserve and share premium account in any way.

PURCHASE OF OWN SHARES

Power to purchase own shares

57.                               Subject to and in accordance with the provisions of the Companies Law and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including without limitation redeemable shares) in any way and at any price (whether at par or above or below par) and may hold such shares as treasury shares.

DISCLOSURE OF INTERESTS

Compliance with Disclosure and Transparency Rules	58.

(A)                               Each member must comply with the notification obligations to the Company contained in Chapter 5 of the Disclosure and Transparency Rules including without limitation, the provisions of DTR 5.1.2, as if the company were an issuer (and not a non-UK issuer) for the purposes of these provisions.

Application to court in cases of non compliance or non-disclosure of Interest

(B)                               Where the holder of any shares in the Relevant Share Capital in the Company, or any other person appearing to be interested in those shares, fails to comply, within the relevant period, with (i) any of the obligations in paragraph (A) of this Article (so far as the Company is, or has become aware of such failure); or (ii) any disclosure notice issued pursuant to Article 59 in respect of those shares or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular as the board may determine at its sole discretion, the Company may give the holder of those shares a further notice (an application notice) to the effect that from the service of the application notice the Company may apply to the Royal Court of Jersey, or any other appropriate court, for an order compelling the relevant holder of shares (whether such application notice has been issued in respect of the actions or omissions of such holder or in respect of another person to whom Articles 58 and 59 refer) to comply with the provisions in this Article 58 and Article 59. Notwithstanding the outcome of any such application to court, the Company shall be fully indemnified on demand by the relevant holder of shares in respect of which an application notice has been served in respect of all costs, liabilities and expenses (including, but not limited to, all legal fees and other associated costs) in respect of such application. The board may, at its discretion, waive in whole or in part the Company’s right to be indemnified in respect of any application referred to above.

(C) For the purposes of this Article and Article 59:

Relevant Share Capital means the Company’s issued share capital of any class carrying rights to vote in all circumstances at general meetings of the Company (including, but not limited to, shares which, following the exercise of an option for their conversion, event of default or otherwise, have become fully enfranchised for voting purposes) and for the avoidance of doubt:

(i) where the Company’s share capital is divided into different classes of shares, references to Relevant Share Capital are to the issued share capital of each such class taken separately; and

(ii)                                  the temporary suspension of voting rights in respect of shares comprised in the issued share capital of the Company of any such class does not affect the application of this Article in relation to interests in those or any other shares comprised in that class;

interest means, in relation to the Relevant Share Capital, any interest of any kind whatsoever (including, without limitation, a short position) in any shares comprised therein (disregarding any restraints or restrictions to which the exercise of any right attached to the interest in the share is, or may be, subject) and without limiting the meaning of “interest” a person shall be taken to have an interest in a share if:

(i) he enters into a contract for its purchase by him (whether for cash or other consideration); or

(ii)                                  not being the registered holder, he is entitled or able, directly or indirectly, to exercise any right conferred by the holding of the share or is entitled or able, directly or indirectly, to control the exercise or non-exercise of any such right; or

(iii)                               he is a beneficiary of a trust where the property held on trust includes an interest in the share; or

(iv)                              otherwise than by virtue of having an interest under a trust, he has a right to call for delivery of the share to himself or to his order (whether the right is conditional or absolute); or

(v)                                 otherwise than by virtue of having an interest under a trust, he has a right to acquire an interest in the share or is under an obligation to take an interest in the share (whether the right or obligation is conditional or absolute); or

(vi)                              he is a CDI Holder; or

(vii)                           he has or previously had, or is or was entitled to acquire, a right to subscribe for the share; or

(viii)                        he is the holder, writer or issuer of derivatives (including options, futures, and contracts for difference) involving shares whether or not: (a) they are cash-settled only; (b) the shares are obliged to be delivered; or (c) the person in question holds the underlying shares at that time, whether in any case the contract, right or obligation is absolute or conditional, legally enforceable or not and evidenced in writing or not, and it shall be immaterial that a share in which a person has an interest is unidentifiable.

For the purpose of sub-paragraph (ii) above, a person is entitled to exercise or control the exercise of a right conferred by the holding of shares if he (a) has a right (whether subject to conditions or not) the exercise of which would make him so entitled, or (b) is under an obligation (whether subject to conditions or not) the fulfilment of which would make him so entitled.

For the purpose of sub-paragraph (viii) above, a “derivative” shall, in relation to shares, include:

(a)                          rights, options or interests (whether described as units or otherwise) in, or in respect of, the shares;

(b)                          contracts or arrangements, the purpose or pretended purpose of which is, or where a person has a right, to secure or increase a profit or avoid or reduce a loss, wholly or partly by reference to the price or value, or a change in the price or value of shares or any rights, options or interests under sub-paragraph (a) of this definition above;

(c)                           rights options or interests (whether described as units or otherwise) in, or in respect of any rights, options or interests under, sub-paragraph (a) of this definition above, or any contracts referred to in sub-paragraph (b) of this definition above;

(d) instruments or other documents creating, acknowledging or evidencing any rights, options or interests or any contracts referred to in sub-paragraph (a), (b) or (c) of this definition above; and

(e) the right of a person to:

(i) require another person to deliver the underlying shares; or

(ii) receive from another person a sum of money if the price of the underlying shares increases or decreases.

A person is taken to be interested in any shares in which his spouse or any infant child or step-child of his is interested; and “infant” means a person under the age of 18 years.

A person is taken to be interested in shares if a body corporate is interested in them; and

(a) that body corporate or its directors are accustomed to act in accordance with his directions or instructions; or

(b) he is entitled to exercise or control the exercise of one third or more of the voting power at general meetings of that body corporate.

PROVIDED THAT:

(i)                              where a person is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of a body corporate and that body corporate is entitled to exercise or control the exercise of any of the voting power at general meetings of another body corporate (the effective voting power) then, for purposes of sub-paragraph (ii) above, the effective voting power is taken as exercisable by that person; and

(ii)                           a person is entitled to exercise or control the exercise of voting power if he has a right (whether subject to conditions or not) the exercise of which would make him so entitled or he is under an obligation (whether or not so subject) the fulfilment of which would make him so entitled,

A person is taken to be interested in shares as a result of an agreement between two or more persons that includes provision for the acquisition by any one or more of them of interests in shares in the Relevant Share Capital if:

(a) the agreement includes provision imposing obligations or restrictions on any one or more of the parties to it with respect to their use (being the exercise of any rights or of any control or influence arising from those interests, including the right to enter into an agreement for the exercise, or for control of the exercise, of any of those rights by another person), retention or disposal of their interests in the shares acquired in pursuance of the agreement (whether or not together with any other interests of theirs in the shares to which the agreement relates), and

(b) an interest in the shares is in fact acquired by any of the parties in pursuance of the agreement.

person appearing to be interested in any shares shall mean any person named in a response to a disclosure notice or otherwise notified to the Company by a member as being so interested or shown in any register or record kept by the Company under the Companies Law as so interested or, taking into account a response or failure to respond in the light of the response to any other disclosure notice and any other relevant information in the possession of the Company, any person whom the Company knows or has reasonable cause to believe is or may be so interested;

relevant period means (i) in the case of the obligation of each member to comply with the notification obligations under the Disclosure and Transparency Rules pursuant to paragraph (A) of this Article, the period required to make the relevant notification as provided under the relevant provision of the Disclosure and Transparency Rules and (ii) in relation to an obligation of any person required to give information pursuant to a disclosure notice, a period of 14 days following service of a disclosure notice; and

disclosure notice means a notice served by the Company under Article 59 requiring particulars of interests in shares or of the identity of persons interested in shares.

Power of the Company to investigate interests in shares

59.

(A)                               The Company may by notice in writing require any person whom the Company knows or has reasonable cause to believe to be interested in shares comprised in the Relevant Share Capital or to have been so interested at any time during the three years immediately preceding the date on which the notice is issued:

(i)                     to confirm that fact or (as the case may be) to indicate whether or not it is the case; and

(ii)      if he holds, or has during the time held, any such interest, to give such further information as may be required in accordance with the following provisions of this Article.

(B) The notice may request the person to whom it is addressed:

(i)                     to give particulars of his present or past interest in shares comprised in the Relevant Share Capital (held by him at any time during the three year period mentioned in paragraph (A) of this Article);

(ii)                  where the interest is a present interest and any other interest in the shares subsists, or in any case, where another interest in the shares subsisted during that three year period at any time when his own interest subsisted, to give (so far as lies within his knowledge) such particulars with respect to that other interest as may be required by the notice including the identity of the persons interested in the shares in question;

(iii)               where his interest is a past interest to give (so far as lies within his knowledge) particulars of any other interest which subsisted during the three year period immediately prior to his ceasing to hold it; and

(iv) where his interest is a past interest to give (so far as lies within his knowledge) particulars of the identity of the person who held that interest immediately upon his ceasing to hold it.

(C) The information required by the notice must be delivered within the relevant period.

(D)                               This Article applies in relation to a person who has or previously had, or is or was entitled to acquire, a right to subscribe for shares in the Company which would on issue be comprised in Relevant Share Capital as it applies in relation to a person who is or was interested in shares so comprised; and reference above in this Article to an interest in shares so comprised and to shares so comprised shall be read accordingly in any such case as including any such right and shares which would on issue be so comprised.

(E) The Company will keep a register of information received pursuant to this Article. The Company will within 3 days of receipt of such information enter in the register:

(a) the fact that the requirement was imposed and the date it was imposed; and

(b) the information received in pursuance of the requirement.

The information must be entered against the name of the present holder of the shares in question, if there is no present holder, or the present holder is unknown, against the name of the person holding the interest. All entries will be in chronological order. The register kept for these purposes will be available for inspection by members of the Company at the Company’s registered office or at any other place specified by the board.

GENERAL MEETINGS

Annual general meeting	60. The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Law.

Class meetings

61.                               All provisions of these Articles relating to general meetings of the Company shall, the necessary changes having been made, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)                                 the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting;

(b) any holder of shares of the class present in person or by proxy may demand a poll; and

(c) each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

For the purposes of this Article, where a person is present by proxy or proxies, he is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights.

Convening general meetings

62.                               The board may call general meetings whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Companies Law, the board shall promptly convene a general meeting in accordance with the requirements of the Companies Law. Any director of the Company may call a general meeting, but where no director is willing or able to do so, any two members of the Company may summon a meeting for the purpose of appointing one or more directors.

NOTICE OF GENERAL MEETINGS

Period of notice	63. An annual general meeting shall be called by at least 21 clear days’ notice. All other general meetings shall be called by at least 14 clear days’ notice.

Recipients of notice

64.                               Subject to the provisions of the Companies Law, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to all the members, to each CDI Holder and to each of the directors. The Company may determine that the members entitled to receive a notice of a general meeting of the Company are the members on the register at the close of business on a day determined by the Company, which day may not be more than 21 days before the day that notices of the meeting are sent. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

Contents of notice: general

65.                               The notice shall specify the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 70, which shall be identified as such in the notice) and the general nature of the business to be dealt with.

Record time for shareholders

66.                               For the purpose of determining whether a person is entitled as a member to attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a time (the Member Voting Record Time) not more than 48 hours before the time fixed for the meeting, by which a person who holds shares in registered form must be entered on the register in order to have the right to attend or vote at the meeting or to appoint a proxy to do so.

Record time for CDI Holders	67. Subject to the ASTC Settlement Rules, for the purpose of determining whether a person is entitled as a CDI Holder to:

(a) exercise the rights conferred by Article 108; and

(b) receive a CDI Voting Notice in accordance with Article 109; and

(c) in cases where the Company has made arrangements to pay dividends directly to CDI Holders, be paid dividends,

and, where relevant, the number of CDIs in respect of which he is so entitled, the Company may determine that the CDI Holders so entitled shall be the persons entered on the CDI Register at the close of business on any date specified for the particular purpose (each, a CDI Record Date).

Contents of notice: additional requirements

68.                               In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

Article 70 arrangements

69.                               The notice shall include details of any arrangements made for the purpose of Article 72 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

General meetings at more than one place

70.                               The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a) participate in the business for which the meeting has been convened;

(b)                                 hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c) be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

Interruption or adjournment where facilities inadequate

71.                               If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 70, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 87 shall apply to that adjournment.

Other arrangements for viewing and hearing proceedings

72.                               The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level of attendance

73.                               The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 72 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 72. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place and/or time of meeting

74.                               If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 70 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 70 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 70 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a) no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation in the United Kingdom and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)                                 a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the office or to such other place as may be specified by or on behalf of the Company in accordance with Article 114(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 114(b), at any time not less than 48 hours before the postponed time appointed for holding the meeting provided that the board may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

Meaning of participate

75.                               For the purposes of Articles 70, 71, 72, 73 and 74, the right of a member or proxy to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll and have access to all documents which are required by the Companies Law or these Articles to be made available at the meeting.

Accidental omission to send notice etc.

76.                               The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Companies Law or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Law or these Articles, or to send a CDI Voting Notice, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification, or form of proxy, or CDI Voting Notice, or the non-receipt by the Company of a completed form of proxy, or of completed CDI Voting Instructions, in each case whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

Security

77.                               The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

Circulation of Members’ resolutions

78.

(A)                               Members representing at least five per cent of the total voting rights of all members who have a right to vote on the resolution at the annual general meeting to which the request relates (excluding any voting rights attached to any shares in the Company held as treasury shares), or not less than 100 members who have a relevant right to vote and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100, may require the Company to circulate, to members of the Company entitled to receive notice of the next annual general meeting, notice of a resolution which may be properly moved and is intended to be moved at that meeting and if so required the Company shall, unless the resolution:

(i) would, if passed, be ineffective (whether by reason of inconsistency with any enactment or the Company’s constitution or otherwise);

(ii) is defamatory of any person; or

(iii) is frivolous or vexatious

give such notice in the same manner as set out in the provisions of sections 339(1) to 339(2) of the UK Companies Act 2006 as if it were a company incorporated in the United Kingdom to which such provisions apply.

(B) A request by the members under paragraph (A) of this Article may be in hard copy or in electronic form and must:

(i) identify the resolution of which notice is to be given;

(ii) be authenticated (as defined in section 1146 of the UK Companies Act 2006) by the person or persons making it; and

(iii) be received by the Company at least six weeks before the annual general meeting to which the request relates, or if later the time at which notice is given of that meeting.

(C) The business which may be dealt with at an annual general meeting includes a resolution of which notice is given in accordance with paragraph (A) of this Article.

Circulation of Explanatory Statements	79.

(A)                               Where so requested by members representing at least five per cent of the total voting rights of all members who have a relevant right to vote (excluding any voting rights attached to any shares in the Company held as treasury shares), or by not less than 100 members who have a relevant right to vote and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100, the Company shall circulate, to members of the Company entitled to receive notice of a general meeting, a statement of not more than 1,000 words with respect to:

(i) a matter referred to in a proposed resolution to be dealt with at that meeting; or

(ii) other business to be dealt with at that meeting.

(B) A request by the members under paragraph (A) of this Article may be in hard copy or in electronic form and must:

(i) identify the statement to be circulated;

(ii) be authenticated (as defined in section 1146 of the UK Companies Act 2006) by the person or persons making it; and

(iii) be received by the Company at least one week before the meeting to which it relates.

(C) Where the Company is required under paragraph (A) of this Article to circulate a statement it must send a copy of it to each member of the Company entitled to receive notice of the meeting:

(a) in the same manner as the notice of the meeting; and

(b) at the same time as, or as soon as reasonably practicable after, it gives notice of the meeting.

(D) The expenses of the Company in complying with this Article need not be paid by the members who requested the circulation of the statement if:

(a) the meeting to which the requests relate is the annual general meeting of the Company; and

(b) requests sufficient to require the Company to circulate the statement are received before the end of the financial year preceding the meeting.

(E) Unless paragraph (D) of this Article applies:

(a) the expenses of the Company in complying with this Article must be paid by the members who requested the circulation of the statement unless the Company resolves otherwise; and

(b)                                 unless the Company has previously so resolved, it is not bound to comply with this Article unless there is deposited with or tendered to it, not later than one week before the meeting, a sum reasonably sufficient to meet its expenses in doing so.

(F)                                 The Company may apply to the Royal Court of Jersey to seek a ruling that it is not required to circulate a members’ statement under this Article on the basis that the rights under this Article are being abused.

In this Article:-

relevant right to vote means:

(i) in relation to a statement with respect to a matter referred to in a proposed resolution, a right to vote on that resolution at a meeting to which the requests relate; and

(ii) in relation to any other statement a right to vote at the meeting to which the requests relate.

Information Rights

80.                               A member shall have the right to nominate another person, on whose behalf he holds shares, to enjoy information rights (as such term is defined in section 146 of the UK Companies Act 2006). The nominated person shall have the same rights as those contained in the provisions of section 146 to 149 (other than section 147(4)) of the UK Companies Act 2006, and the Company shall comply with all its obligations in respect of such information rights granted to a nominated person as if it were a company incorporated in the United Kingdom to which such provisions of the UK Companies Act 2006 apply provided that:

(i)                                     references to accounts, reports or other documents shall be construed as references to the corresponding documents (if any) under the Companies Law;

(ii)                                  references to section 1145 of the UK Companies Act 2006 shall not include sections 1145(4) and 1145(5); and

(iii)                               section 147(4) shall be replaced by the provisions of Article 221 with the reference to “member” being replaced by “nominated person”.

Power to Require Website Publication of Audit Concerns

81.                               This Article applies to accounts for financial years beginning on or after 6 April 2008 and to auditors appointed for financial years beginning on or after 6 April 2008. Where so requested in the manner set out in section 527(4) of the UK Companies Act 2006 by members representing at least five per cent of the total voting rights (excluding treasury shares) of all the members who have a right to vote at the general meeting at which the Company’s annual accounts are laid, or by at least 100 members who have such right to vote and hold shares in the Company on which there has been paid up an average sum, per member, of at least £100, the Company shall publish on its website a statement setting out any matter relating to the audit of the Company’s accounts or any circumstances connected with an auditor of the Company ceasing to hold office, and the Company shall comply with all the obligations relating to the publication of such statement contained in the provisions of sections 527 to 529 (other than sections 527(5) and 527(6)) of the UK Companies Act 2006 as if it were a company incorporated in the United Kingdom, provided always that the Company shall not be required to comply with the obligation set out in section 527(1) of the UK Companies Act 2006 where the board believes in good faith that the rights conferred by this Article are being abused.

PROCEEDINGS AT GENERAL MEETINGS

Quorum

82.                               No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two qualifying persons present at a meeting and entitled to vote on the business to be dealt with are a quorum, unless:

(a)                                 each is a qualifying person only because he is authorised under the Companies Law to act as a representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

(b)                                 each is a qualifying person only because he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

For the purposes of this Article a “qualifying person” means (i) an individual who is a member of the Company, (ii) a person authorised under the Companies Law to act as a representative of the corporation in relation to the meeting, or (iii) a person appointed as proxy of a member in relation to the meeting.

If quorum not present

83.                               If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

Chairman

84.                               The chairman, if any, of the board or, in his absence, any deputy chairman of the Company or, in his absence, some other director nominated by the board, shall preside as chairman of the meeting. If neither the chairman, deputy chairman nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairman.

Directors entitled to speak

85.                               A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

Adjournment: chairman’s powers

86.                               The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place. No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place. In addition (and without prejudice to the chairman’s power to adjourn a meeting conferred by Article 71), the chairman may adjourn the meeting to another time and place without such consent if it appears to him that:

(a)                                 it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(b)                                 the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c)                                  an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Adjournment: procedures

87.                               Any such adjournment may be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members or proxies may be unable to be present at the adjourned meeting. Any such member or proxy may nevertheless appoint a proxy for the adjourned meeting in accordance with Article 114 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 114(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 70 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting.

Amendments to resolutions

88.                               If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

(a)                                 at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which if the board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose, or

(b)                                 the chairman in his absolute discretion decides that the amendment may be considered and voted on.

Methods of voting

89.                               All special resolutions put to the vote of a general meeting shall be decided by way of poll. All other resolutions put to the vote of a general meeting shall be decided on a show of hands unless, before or on the declaration of the result of, a vote on the show of hands, or on the withdrawal of any other demand for a poll, a poll is duly demanded. Subject to the provisions of the Companies Law, a poll may be demanded by:

(a)                                 the chairman of the meeting; or

(b)                                 (except on the election of the chairman of the meeting or on a question of adjournment) at least five persons present at the meeting being members or a proxy or proxies for members in each case having the right to vote on the resolution; or

(c)                                  any person or persons present at the meeting being a member or members or a proxy or proxies representing not less than 10% of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or

(d)                                 any person or persons present at the meeting being a member or members or a proxy or proxies holding shares conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right (excluding any shares conferring a right to vote on the resolution which are held as treasury shares).

A demand by a person as proxy for a member shall be the same as a demand by the member.

The appointment of a proxy to vote on a matter at a meeting authorises the proxy to demand, or join in demanding, a poll on that matter. In applying the provisions of this Article, a demand by a proxy counts (i) for the purposes of paragraph (b) of this Article, as a demand by the member, (ii) for the purposes of paragraph (c) of this Article, as a demand by a member representing the voting rights that the proxy is authorised to exercise, and (iii) for the purposes of paragraph (d) of this Article, as a demand by a member holding the shares to which those rights are attached.

Declaration of result

90.                               Unless a poll is duly demanded (and the demand is not withdrawn before the poll is taken) a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Chairman’s casting vote	91. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

Withdrawal of demand for poll

92.                               The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chairman. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other member entitled may demand a poll.

Conduct of poll

93.                               Subject to Article 95, a poll shall be taken as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

Independent Report on poll

94.                               The members of the Company, for so long as the Company is listed on a recognised stock exchange, may require the directors to obtain an independent report on any poll taken or to be taken at a general meeting of the Company. The directors are required to obtain an independent report if they receive requests to do so from members representing not less than 5 per cent of the total voting rights of all members who have a right to vote on the matter to which the poll relates (excluding any voting rights attached to any shares in the Company held as treasury shares) or not less than

100 members who have a right to vote on the matter to which the poll relates and hold shares on which there has been paid up an average sum, per member, of not less than £100. Sections 342(4), 343, 344 and any regulations made pursuant to section 344, sections 345, 346, 347 and 348-351 (but excluding sections 343(4), 343(5), section 344(4), section 349(4) and section 349(5)) of the UK Companies Act 2006 shall apply to the Company as if it were a company incorporated in the United Kingdom, as if references to sections in the UK Companies Act 2006 were references to the relevant provisions of these Articles, where appropriate.

When poll to be taken

95.                               A poll demanded on the election of a chairman or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken either at the meeting or at such time and place as the chairman directs not being more than 30 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

Notice of poll

96.                               No notice need be sent of a poll not taken at the meeting at which it is demanded if the time and place at which it is to be taken are announced at the meeting. In any other case notice shall be sent at least seven clear days before the taking of the poll specifying the time and place at which the poll is to be taken.

Effectiveness of special resolutions	97. Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

VOTES OF MEMBERS

Right to vote

98.                               Subject to any rights or restrictions attached to any shares:

(a)                                 on a show of hands every member who is present in person shall have one vote and every proxy present who has been duly appointed by a member entitled to vote on the resolution has one vote; and

(b)                                 on a poll every member present in person or (except in the case of a proxy appointed by the Depositary Nominee) by proxy shall have one vote for every share of which he is the holder.

Votes of joint holders

99.                               In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Member under incapacity

100.                        A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom, Jersey or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may vote, on a show of hands or on a poll, by proxy. The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the board may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

Calls in arrears

101.                        No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

Errors in voting

102.                        If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

Objection to voting

103.                        No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Voting: additional provisions	104. On a poll, a member or proxy entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

PROXIES AND CORPORATE REPRESENTATIVES

Appointment of proxy form

105.                        The appointment of a proxy shall be made in writing and shall be in any usual form or in any other form which the board may approve. Subject thereto, the appointment of a proxy may be:

(a)                                 in hard copy form; or

(b)                                 in electronic form, if the Company agrees.

Execution of proxy

106.                        The appointment of a proxy, made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

Proxies: other provisions

107.                        The board may, if it thinks fit, but subject to the provisions of the Companies Law, at the Company’s expense send hard copy forms of proxy for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.

CDI voting and proxy arrangements

108.                        Subject to Article 109, at every general meeting of the Company each person who is a CDI Holder at the relevant CDI Record Date shall have the right, in respect of the number of CDIs held by them at the relevant CDI Record Date to direct the Depositary Nominee:

(a)                                 as to how it should vote with respect to resolutions described in a notice of general meeting;

(b)                                 to appoint him as its proxy; or

(c)                                  to appoint as its proxy a person nominated by him,

each a CDI Voting Instruction.

Notices in relation to CDI voting

109.                        The Company shall send a notice (a CDI Voting Notice) to each CDI Holder on the CDI Register at the relevant CDI Record Date informing them of their rights under Article 108 and of the time by which CDI Voting Instructions must be received by the Company (CDI Voting Instruction Receipt Time). Any CDI Voting Instruction received after the CDI Voting Instruction Receipt Time shall be void.

Same rights	110. Subject to these Articles, a proxy appointed by the Depositary Nominee shall have the same rights (and be subject to the same restrictions) as a proxy appointed by any other member.

Effect of voting instructions

111.                        Where CDI Voting Instructions are received by the CDI Voting Instruction Receipt Time, then:

(a)                                 in the case where a CDI Holder has given directions pursuant to Article 108(a), the number of votes that shall be cast by the Depositary Nominee on a poll on their behalf shall be equal to the number of CDIs in respect of which that direction has been given or, if less, the number of CDIs standing to the name of that CDI Holder in the CDI Register at the relevant CDI Record Date; and

(b)                                 in the case where a CDI Holder has given a direction in accordance with Articles 108(b) or (c) to the effect that he or (as the case may be) some other person should be appointed as a proxy of the Depositary Nominee, the Depositary Nominee shall appoint the person so nominated as its proxy and the number of votes that may be cast by that proxy on a poll shall be equal to the number of CDIs in respect of which the direction has been given or, if less, the number of CDIs standing to the name of that CDI Holder in the CDI Register at the relevant CDI Record Date.

Adjustment to votes	112. If it appears in relation to a particular resolution at a particular meeting that the aggregate number of votes cast by or on behalf of the Depositary Nominee would without an adjustment exceed the Depositary Nominee’s Overall Holding at the relevant Member Voting Record Time then such adjustments shall be made to the aggregate number of votes cast for or against the resolution so that the total number of votes cast by or on behalf of the Depositary Nominee does not exceed that Depositary Nominee’s Overall Holding at the Member Voting Record Time. The chairman of the meeting has discretion to make such adjustments as are fair and equitable and any such adjustments made in good faith shall be conclusive and binding on all persons interested.

For the avoidance of doubt votes cast by or on behalf of the Depositary Nominee shall include votes cast by any proxy appointed by it.

Determination of questions relating to CDIs

113.                        Subject and without prejudice to the requirements of the ASTC Settlement Rules and the provisions of Articles 67 and 108, if in any circumstances other than those provided for in those Articles any question shall arise as to whether any person has been validly appointed to vote (or exercise any other right) in respect of a holding of CDIs or as to the number of CDIs in respect of which he is entitled to do so, then:

(a)                                 if such question arises at or in relation to a general meeting it shall be determined by the chairman of the meeting or in such other manner as may have been prescribed by regulations or procedures made or established by the board under Article 120; and

(b)                                 if it arises in any other circumstances it shall be determined by the board and any such determination if made in good faith shall be final and conclusive and binding on all persons interested.

Delivery/receipt of proxy appointment

114.                        Without prejudice to Article 74(b) or to the second sentence of Article 87, the appointment of a proxy shall:

(a)                                 if in hard copy form, be delivered by hand or by post to the office or such other place as may be specified by or on behalf of the Company for that purpose:

(i)                                     in the notice convening the meeting, or

(ii)                                  in any form of proxy sent by or on behalf of the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 74) at which the person named in the appointment proposes to vote; or

(b)                                 if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to any address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form in:

(i) the notice convening the meeting; or

(ii)          any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)       any invitation to appoint a proxy issued by the Company in relation to the meeting;

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 74) at which the person named in the appointment proposes to vote; or

(c)                                  in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)                                 if in hard copy form, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.

In calculating the periods mentioned in this Article, the board may specify, in any case, that no account shall be taken of any part of a day that is not a working day.

Authentication of proxy appointment not made by holder

115.                        Where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)                                 the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;

(b)                                 that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any written authority under which the appointment has been made, sent or supplied, or a copy of such authority certified notarially or in some other way approved by the board, to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c)                                  whether or not a request under this Article has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.

Validity of proxy appointment

116.                        A proxy appointment which is not delivered or received in accordance with Article 114 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was last delivered or received shall be treated as replacing or revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share or which was last delivered or received, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Companies

Law, the board may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

Rights of proxy

117.                        A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Corporate representatives

118.                        Any corporation which is a member of the Company (in this Article the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares.

A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a copy of the resolution of authorisation certified by an officer of the corporation before permitting him to exercise his powers.

Revocation of authority

119.                        The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a)                                 whether he counts in deciding whether there is a quorum at a meeting;

(b)                                 the validity of anything he does as chairman of a meeting;

(c)                                  the validity of a poll demanded by him at a meeting; or

(d)                                 the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least three hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place as may be specified by or on behalf of the Company in accordance with Article 114(a) or in electronic form received at the address (if any) specified by or on behalf of the Company in accordance with Article 114(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

Verification procedures of proxies

120.                        From time to time the directors may (consistently with the Companies Law and the Articles) make such regulations and establish such procedures as they consider appropriate to receive and verify the appointment or revocation of a proxy. Any such regulations may be general, or specific to a particular meeting. Without limitation, any such regulations may include provisions that the directors (or some person or persons appointed by them) may conclusively determine any matter or dispute relating to:

(a)                                 the appointment or revocation, or purported appointment or revocation, of a proxy; and/or

(b)                                 any instruction contained or allegedly contained in any such appointment,

and any such regulations may also include rebuttable or conclusive presumptions of any fact concerning those matters. The directors may from time to time modify or revoke any such regulations as they think fit, provided that no subsisting valid appointment or revocation of a proxy or any vote instruction shall thereby be rendered invalid.

Limitation of liabilities in connection with proxies

121.                        To the extent permitted by law, each of the directors, the secretary and each person employed or, directly or indirectly, retained or used by the Company in the processes of receiving and validating the appointment and revocation of proxies or otherwise dealing with CDI Voting Instructions shall not be liable to any persons other than the Company in respect of any acts or omission (including negligence) occurring in the execution or purported execution of his tasks relating to such processes, provided that he shall have no such immunity in respect of any act done or omitted to be done in bad faith.

ESTABLISHMENT OF CDI REGISTER; TREATMENT OF CDI HOLDERS

Establishment of CDI Register	122. If the Company is admitted to listing on ASX the board shall, in accordance with the ASTC Settlement Rules, establish and (for so long as the Company remains so listed) maintain the CDI Register.

Legal framework governing CDIs

123.                        For so long as the Company remains listed on ASX, the provisions of the ASTC Settlement Rules and of these Articles shall govern the relationship between CDI Holders and the Company. Notwithstanding any provisions of these Articles, the board shall be authorised to vary or depart from any provision of these Articles concerning the holding of CDIs if and to the extent necessary to comply with the ASTC Settlement Rules.

No recognition of trusts etc.

124.                        Except as required by law, no CDI Holder shall be recognised by the Company as holding any interest in CDIs upon any trust and the Company shall be entitled to treat any person entered in the CDI Register as the only person (other than the Depositary Nominee) who has any interest in the CDIs standing to the name of that CDI Holder.

NUMBER OF DIRECTORS

Limits on number of directors	125. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than 3 nor more than 15 in number.

APPOINTMENT AND RETIREMENT OF DIRECTORS

Number of directors to retire

126.                        At every annual general meeting one-third of the directors or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office; but if any director has at the start of the annual general meeting been in office for three years or more since his last appointment or re-appointment, he shall retire at that annual general meeting.

Which directors to retire

127.                        Subject to the provisions of the Companies Law and these Articles, the directors to retire by rotation shall be, first, those who wish to retire and not be re-appointed to office, and, second, those who have been longest in office since their last appointment or re-appointment. As between persons who became or were last re-appointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at the date of the notice convening the annual general meeting. No director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the directors after the date of the notice but before the close of the meeting.

When director deemed to be re-appointed

128.                        If the Company does not fill the vacancy at the meeting at which a director retires by rotation or otherwise, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the director is put to the meeting and lost.

Eligibility for election

129.                        No person other than a director retiring by rotation shall be appointed a director at any general meeting unless:

(a)                                 he is recommended by the board; or

(b)                                 not less than seven nor more than 42 days before the date appointed for the meeting, notice by a member qualified to vote at the meeting (not being the person to be proposed) has been received by the Company of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.

Separate resolutions on appointment

130.                        Except as otherwise authorised by the Companies Law, a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

Additional powers of the Company

131.                        Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

Appointment by board

132.                        The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term, provided that the appointment does not cause the number of directors to exceed the number, if any, fixed by or in accordance with these Articles as the maximum number of directors. Irrespective of the terms of his appointment, a director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting. If not re-appointed at such annual general meeting, he shall vacate office at its conclusion.

Position of retiring directors

133.                        A director who retires at an annual general meeting may, if willing to act, be re-appointed. If he is not re-appointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

No share qualification	134. A director shall not be required to hold any shares in the capital of the Company by way of qualification.

ALTERNATE DIRECTORS

Power to appoint alternates

135.                        Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the board and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

Alternates entitled to receive notice

136.                        An alternate director shall be entitled to receive notice of all meetings of the board and of all meetings of committees of the board of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor (except as regards power to appoint an alternate) as a director in his absence.

Alternates representing more than one director

137.                        A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the board or any committee of the board to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

Expenses and remuneration of alternates

138.                        An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not be entitled to receive any remuneration from the Company in respect of his services as an alternate director. An alternate director shall be entitled to be indemnified by the Company to the same extent as if he were a director.

Termination of appointment

139.                        An alternate director shall cease to be an alternate director:

(a)                                 if his appointor ceases to be a director; but, if a director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his re-appointment; or

(b)                                 on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

(c)                                  if he resigns his office by notice to the Company.

Method of appointment and revocation

140.                        Any appointment or removal of an alternate director shall be by notice to the Company by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 135) on receipt of such notice by the Company which shall, be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose.

Alternate not an agent of appointor

141.                        Except as otherwise expressly provided in these Articles, an alternate director shall be deemed for all purposes to be a director. Accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director. An alternate director shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

POWERS OF THE BOARD

Business to be managed by board

142.                        Subject to the provisions of the Companies Law, the Memorandum and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the board by these Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

Exercise by Company of voting rights

143.                        The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

DELEGATION OF POWERS OF THE BOARD

Committees of the board

144.                        The board may delegate any of its powers to any committee consisting of one or more directors. The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered. The board may co-opt on to any such committee persons other than directors, who may enjoy voting rights in the committee. The co-opted members shall be less than one-half of the total membership of the committee and a resolution of any committee shall be effective only if a majority of the members present are directors. Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

Local boards etc.

145.                        The board may establish local or divisional boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents

146.                        The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

Offices including title “director”

147.                        The board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

Disqualification as a director

148.                        A person ceases to be a director as soon as:

(a)                                 that person ceases to be a director by virtue of any provision of the Companies Law or is prohibited from being a director by law;

(b)                                 a bankruptcy order is made against that person;

(c)                                  a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)                                 a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)                                  by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)                                   notification is received by the Company from the director that the director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms, or his office as a director is vacated pursuant to Article 149; or

(g)                                  that person receives notice signed by not less than three quarters of the other directors stating that that person should cease to be a director. In calculating the number of directors who are required to give such notice to the director, (i) an alternate director appointed by him acting in his capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that notice by either shall be sufficient.

Power of Company to remove director

149.                        The Company may, without prejudice to the provisions of the Companies Law, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement). No special notice need be given of any resolution to remove a director in accordance with this Article and no director proposed to be removed in accordance with this Article has any special right to protest against his removal. The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article. Any person so appointed shall, for the purpose of determining the time at which he or any other director is to retire by rotation, be treated as if he had become a director on the day on which the director in whose place he is appointed was last elected a director. In default of such appointment the vacancy arising on the removal of a director from office may be filled as a casual vacancy.

Right of director to protest removal

150.                        On receipt of a notice of an intended resolution to remove a director, the Company must send a copy of the notice to the director concerned. The director is entitled to be heard on the resolution at the meeting which will consider it. The director may also make written representation to the Company and request that the representations are notified to the members of the Company and the Company must comply with such request provided the Company receives the written representations in time to circulate them with the notice of the meeting.

Compensation for loss of office

151.                        The provisions contained in sections 215 to 221 of the UK Companies Act 2006 in relation to payments made to directors (or a person connected to such directors) for loss of office (and the circumstances in which such payments would require the approval of members) shall apply to the Company, and the Company shall comply with such provisions as if it were a company incorporated in the United Kingdom, notwithstanding section 217(4)(a) and section 219(6)(a) of such provisions.

NON-EXECUTIVE DIRECTORS

Arrangements with non-executive directors

152.                        Subject to the provisions of the Companies Law, the board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his services to the Company. Subject to Articles

153 and 154, any such agreement or arrangement may be made on such terms as the board determines.

Ordinary remuneration

153.                        The ordinary remuneration of the directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Articles) shall not exceed in aggregate £900,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine. Subject thereto, each such director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

Additional remuneration for special services

154.                        Any director who does not hold executive office and who performs special services which in the opinion of the board are outside the scope of the ordinary duties of a director, may (without prejudice to the provisions of Article 153) be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the board may determine.

Directors’ remuneration report

155.                        The directors must prepare a directors’ remuneration report for each financial year of the Company. The remuneration report will be laid before the members for approval by an ordinary resolution (although no entitlement of a person to remuneration is made conditional on the passing of such ordinary resolution being passed), together with the annual accounts in accordance with the provisions of Article 208.

Directors may be paid expenses

156.                        The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

EXECUTIVE DIRECTORS

Appointment to executive office

157.                        Subject to the provisions of the Companies Law, the board may appoint one or more of its body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the board determines. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Shareholder Approval for service contracts over two years	158. The Company may not enter into a contract of employment with any director for a fixed term of longer than two years unless it has been approved by ordinary resolution.

Termination of appointment to executive office

159.                        Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not cease to be a director merely because his appointment to such executive office terminates.

Emoluments to be determined by the board

160.                        The emoluments of any director holding executive office for his services as such shall be determined by the board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

DIRECTORS’ INTERESTS

Directors may have interests

161.                        Subject to the provisions of the Companies Law and provided that Article 162 is complied with, a director, notwithstanding his office:

(a)                                 may enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the Company (including in relation to any insurance proposal as described in Article 164(f)) or in which the Company is otherwise interested, either in regard to his tenure of any office or place of profit or as vendor, purchaser or otherwise;

(b)                                 may hold any other office or place of profit under the Company (except that of auditor or of auditor of a subsidiary of the Company) in conjunction with the office of director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the board may arrange, either in addition to or in lieu of any remuneration provided for by any other Article;

(c)                                  may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

(d)                                 shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any such office, employment, contract, arrangement, transaction or proposal, and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

Disclosure of interests to Board

162.                        A director who, to his knowledge, is in any way (directly or indirectly) interested in any contract, arrangement, transaction or proposal to be entered into or proposed to be entered into by the Company and such interest conflicts or may conflict to a material extent with the interests of the Company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract, arrangement, transaction or proposal is first considered, if he knows his interest then exists or, in any other case as soon as practical after that meeting, by notice in writing delivered to the secretary, at the first meeting of the board after he knows that he is or has become so interested.

163. For the purpose of Article 162:

(a)                                 a general notice given to the board by a director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in any contract, transaction, arrangement or proposal in which a specified person or class of persons is interested shall be deemed to be a sufficient disclosure under this Article in relation to such contract, transaction, arrangement or proposal; and

(b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Interested Director not to vote

164.                        Save as provided in this Article, a director shall not vote on (but shall still be counted in the quorum in relation to) any resolution of the board or of a committee of the board concerning any contract, transaction, arrangement, or any other proposal whatsoever to which the Company is or is to be a party and in which he has an interest which (together with any interest of any person connected with him within the meaning of sections 252 and 254 of the UK Companies Act 2006) is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company, unless the resolution concerns any of the following matters:

(a)                                 the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(b)                                 the giving of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(c)                                  any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)                                 any proposal concerning any other body corporate in which he (together with persons connected with him within the meaning of sections 252 and 254 of the UK Companies Act 2006) does not to his knowledge have an interest in one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of such body corporate;

(e)                                  any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

(f) any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of directors or for the benefit of persons who include directors.

Director’s interest in own appointment

165.                        A director shall not vote (but shall be counted in the quorum) on any resolution of the board or committee of the board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of any office or place of profit with the Company or any body corporate in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or any body corporate in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each director. In such case each of the directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote in respect of each resolution except that concerning his own appointment and for the avoidance of doubt shall be still be counted in the quorum for any resolution concerning his own appointment.

Chairman’s Ruling conclusive on director’s interests

166.                        If any question arises at any meeting as to the materiality of a director’s interest (other than the Chairman’s interest) or as to the entitlement of any director (other than the Chairman) to vote, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting. The Chairman’s ruling in relation to the director concerned shall be final and conclusive.

Directors’ resolution conclusive on chairman’s interest

167.                        If any question arises at any meeting as the materiality of the Chairman’s interests or as to the entitlement of the Chairman to vote, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be decided by resolution of the directors or committee members present at the meeting (excluding the Chairman), whose majority vote shall be final and conclusive.

Connected Persons and notification	168.

(A)                               For the purpose of Articles 161 to 167 (inclusive) (which shall apply equally to alternate directors) an interest of a person who is for the purposes of the UK Companies Act 2006 connected with a director shall be treated as an interest of the director, provided that the director is aware of such interest.

(B)                               Subject to the Companies Law, a director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or may give rise to a conflict of interest, this Article applies only if the existence of that relationship and the fact that it gives rise to a conflict of interest or may give rise to a conflict of interest has been approved by the board. In particular, the director shall not be in breach of the general duties he owes to the Company by virtue of Article 74 of the Companies Law or any other applicable law because he fails:

(i) to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

(ii) to use or apply any such information in performing his duties as a director of the Company.

(C)                               Subject to the Companies Law, where the existence of a director’s relationship with another person has been approved by the board pursuant to Article 168 (B) above and his relationship with that person gives rise to a conflict of interest or may give rise to a conflict of interest, the director shall not be in breach of the general duties he owes to the Company by virtue of Article 74 of the Companies Law or any other applicable law because he:

(i)                                     absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(ii)                                  makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest (or possible conflict of interest) subsists.

(D) The provisions of Articles 168 (B) and (C) above are without prejudice to any equitable principle or rule of law which may excuse the director from:

(i) disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(ii)                                  attending meetings or discussions or receiving documents and information as referred to in Article 168 (C), in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

GRATUITIES, PENSIONS AND INSURANCE

Gratuities and pensions

169.                        The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance	170. Without prejudice to the provisions of Article 227, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)                                 a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b) a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article is or has been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

Directors not liable to account

171.                        No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Power to provide for employees

172.                        The board is hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary undertaking. Any such provision shall be made by a resolution of the board.

PROCEEDINGS OF THE BOARD

Convening meetings

173.                        Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the board by giving notice of the meeting to each director. Notice of a board meeting shall be deemed to be given to a director if it is given to him personally or by word of mouth or sent in hard copy form to him, at his last known address or such other address (if any) as may for the time being be specified by him or on his behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for that purpose. A director absent or intending to be absent from his normal address may request the board that notices of board meetings shall during his absence be sent in hard copy form or in electronic form to him at such address (if any) for the time being specified by him or on his behalf to the Company for that purpose, or sent using electronic communications to such address (if any) for the time being notified by him or on his behalf to the Company for that purpose, but such notices need not be sent any earlier than notices sent to directors not so absent and, if no such request is made to the board, it shall not be necessary to send notice of a board meeting to any director who is for the time being absent from his normal address. No account is to be taken of directors absent from their normal address when considering the adequacy of the period of notice of the meeting. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote, provided that the chairman may not exercise any such second or casting vote at any meeting at which only two of the directors who are present are entitled to vote. Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article need not be in writing if the board so determines and any such determination may be retrospective.

Quorum

174.                        The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be two. A person who holds office only as an alternate director may, if his appointor is not present, be counted in the quorum. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

Powers of directors if number falls below minimum

175.                        The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

Chairman and deputy chairman

176.                        The board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the board

177.                        All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

Resolutions in writing

178.                        A resolution in writing agreed by all the directors entitled to receive notice of and vote at a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held. For this purpose:

(a)                                 a director signifies his agreement to a proposed written resolution when the Company receives from him a document indicating his agreement to the resolution authenticated in the manner permitted by the Companies Law for a document in the relevant form;

(b) the director may send the document in hard copy form in electronic form to such address (if any) for the time being specified by the Company for that purpose;

(c) if an alternate director signifies his agreement to the proposed written resolution, his appointor need not also signify his agreement; and

(d) if a director signifies his agreement to the proposed written resolution, an alternate director appointed by him need not also signify his agreement in that capacity.

Meetings by telephone etc.

179.                        Without prejudice to the first sentence of Article 173, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if he is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word meeting in these Articles shall be construed accordingly.

Interests of connected person and alternate director

180.                        For the purpose of these Articles in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

Relaxation of provisions regarding directors’ interests

181.                        Subject to the Companies Law, the Company may by ordinary resolution suspend or relax the provisions of Articles 161 to 167 to any extent or ratify any transaction or arrangement not duly authorised by reason of a contravention of this Article.

Decision of chairman final and conclusive

182.                        If a question arises at a meeting of a committee of the board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the committee of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

SECRETARY

Appointment and removal of secretary

183.                        Subject to the provisions of the Companies Law, the secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

MINUTES

Minutes required to be kept	184. The board shall cause minutes to be recorded for the purpose of:

(a) all appointments of officers made by the board; and

(b)                                 all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the directors present at each such meeting.

Conclusiveness of minutes

185.                        Any such minutes, if purporting to be authenticated by the chairman of the meeting to which they relate or of the next meeting, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

THE SEAL

Authority required for execution of deed

186.                        The seal shall only be used by the authority of a resolution of the board. The board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the board, by a director and the secretary or by two directors or by a director in the presence of a witness who attests the signature and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

Certificates for shares and debentures

187.                        The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

Official seal for use abroad	188. Subject to the provisions of the Companies Law, the Company may have an official seal for use abroad.

REGISTERS

Overseas and local registers

189.                        Subject to the provisions of the Companies Law and the Order, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

Authentication and certification of copies and extracts	190. Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a) any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b) any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in hard copy form or electronic form; and

(c) any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

Declaration of dividends

191.                        Subject to the provisions of the Companies Law, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

Interim dividends

192.                        Subject to the provisions of the Companies Law, the board may pay interim dividends if it appears to the board that they are justified by the profits or the cash flow position of the Company. If the share capital is divided into different classes, the board may:

(a)                                 pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and

(b) pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.

If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

Declaration and payment in different currencies	193. The board may determine: (a) the currency in which dividends shall be declared;

(b) the currency or currencies in which any dividend so declared shall be paid;

(c) how and when any currency exchange calculations shall be carried out and how any associated costs shall be met; and

(d) the capital account to which the dividend is to be debited under the Companies Law.

Apportionment of dividends

194.                        Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Dividends in specie

195.                        A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

Scrip dividends: authorising resolution

196.                        The board may, if authorised by an ordinary resolution of the Company (the Resolution), offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of all or any dividend specified by the Resolution. The offer shall be on the terms and conditions and be made in the manner specified in Article 197 or, subject to those provisions, specified in the Resolution.

Scrip dividends: procedures	197. The following provisions shall apply to the Resolution and any offer made pursuant to it and Article 196.

(a) The Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

(b)                                 Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a new share). For this purpose, the value of each new share shall be:

(i)             equal to the average quotation for the Company’s ordinary shares, that is, the average of the middle market quotations for those shares on the London Stock Exchange plc, as derived from the Daily Official List, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent dealing days; or

(ii) calculated in any other manner specified by the Resolution,

but shall never be less than the par value of the new share.

A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(c)                                  On or as soon as practicable after announcing that any dividend is to be declared or recommended, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(d)                                 The board shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(e)                                  The board may exclude from any offer any holders of shares where the board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f)                                   The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected shares) and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article. For that purpose the board shall, subject to the Companies Law, appropriate out of any amount for the time being standing to the credit of any capital account, reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article.

(g)                                  The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.

(h)                                 No fraction of a share shall be allotted. The board may make such provision as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(i)                                     The board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.

(j)                                    The board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

Income Access Arrangements	198.

(A)                               Where any amount paid by way of dividend by a subsidiary of the Company is paid to the Income Access Trustee on behalf of Elected Shareholders, the entitlement of such Elected Shareholders in respect of any dividend announced or declared pursuant to these Articles will be reduced by the corresponding amount that has been paid to the Income Access Trustee in respect of such Elected Shareholder.

(B)                               If a dividend is announced or declared pursuant to these Articles and the entitlement of any Elected Shareholder to be paid its pro rata share of such dividend is not fully extinguished on the relevant payment date by virtue of such a payment made to the Income Access Trustee, the Company has a full and unconditional obligation to make payment in respect of the outstanding part of such dividend entitlement.

(C)                               For the purposes of this Article, the amount that is paid to the Income Access Trustee in respect of any Elected Shareholder in respect of any particular dividend paid by a subsidiary of the Company (a specified dividend) will be deemed to include:

(a)                                 any amount that the Income Access Trustee may be compelled by law to withhold or to deduct from, or in respect of, the specified dividend;

(b)                                 a pro rata share of any tax that such subsidiary is obliged to withhold or to deduct from, or in respect of, the specified dividend; and

(c)                                  a pro rata share of any tax that is payable by the Income Access Trustee in respect of the specified dividend.

(D)                               For the purposes of this Article, the Income Access Trustee is to be treated as having been paid an amount in respect of an Elected Shareholder if a cheque, warrant or similar financial instrument in respect of that amount is properly despatched to the Income Access Trustee (or to such persons as the Income Access Trustee nominates), in respect of that Elected Shareholder or if a payment is made through any direct debit, bank or other funds transfer system or any other method approved by the board and agreed by the holder or person entitled to payment.

(E)                                Any member who has not lodged a Withdrawal Notice with the Company’s registrar will be deemed to be an Elected Shareholder and will be bound by the rules governing the income access arrangements as put in place by the Company from time to time.

(F)                                 The board may, at any time, vary the rules governing the income access arrangements. The Company shall notify a Regulatory Information Service of any such variation unless in the board’s opinion the variation is of a minor nature or of a formal or technical nature only and does not materially prejudice the interests of Elected Shareholders, in which event written notice shall be given as soon as practicable after the variation has been made.

(G)                               The board may, at any time, suspend or terminate the income access arrangements by notifying Elected Shareholders in writing and notifying a Regulatory Information Service.

(H)                              For the purposes of this Article:

(a)                                 Income Access Trustee means the trustee of any trust established in respect of any specified dividend;

(b)                                 Elected Shareholder means any member who has elected, or is deemed to have elected, to receive dividends from the Income Access Trustee paid to such Trustee by a subsidiary of the Company pursuant to any arrangement or plan determined for such purpose by the board;

(c)                                  Withdrawal Notice means a notice in the form specified in the rules governing the income access arrangements as put in place by the Company from time to time, by which an Elected Shareholder can notify the Company of his wish not to participate in the income access arrangements;

(d)                                 Regulatory Information Service means a regulatory information service that is approved by the FSA

Permitted deductions and retentions

199.                        The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share. Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

Procedure for payment to holders and others entitled

200.                        Any dividend or other moneys payable in respect of a share may be paid:

(a)                                 by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(b)                                 by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment including without limitation in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system).
Joint entitlement

201.                        If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)                                 pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)                                 for the purpose of Article 200, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Discharge to Company and risk

202.                        The transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or if permitted by the Company, of such person as the holder or joint holders may in writing direct) shall be a good discharge to the Company. Every transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any other method used by the Company in accordance with Article 200.

Interest not payable	203. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.
Forfeiture of unclaimed dividends and other moneys payable in respect of a share

204.                        Subject to applicable law, any dividend or other moneys payable in respect of a share which has remained unclaimed for 12 years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease making dividend payments to a member if the warrants and cheques previously used to make dividend payments by post have been returned undelivered to, or left uncashed by, that member or the other method for making payment has failed on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member’s new address or payment details. The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

CAPITALISATION OF PROFITS AND RESERVES

Power to capitalise

205.                        The board may with the authority of an ordinary resolution of the Company (except where a special resolution is required under the Companies Law in which case the authority of a special resolution must be obtained) and subject to the Companies Law:

(a)                                 subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company’s share premium account and capital redemption reserve, if any;

(b)                                 appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c)                                  apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(d)                                 allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)                                  where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f)                                   authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)                     the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)                  the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members;

(g)                                  generally do all acts and things required to give effect to the ordinary resolution; and

(h)                                 for the purposes of this Article, unless the relevant resolution provides otherwise, if the Company holds treasury shares of the relevant class at the record date specified in the relevant resolution, it shall be treated as if it were entitled to receive the dividends in respect of those treasury shares which would have been payable if those treasury shares had been held by a person other than the Company.

RECORD DATES

Record dates for dividends etc.

206.                        Notwithstanding any other provision of these Articles but subject to the ASX Listing Rules, the Company or the board may fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

ACCOUNTS

Rights to inspect records

207.                        No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Sending of annual accounts

208.                        Subject to the Companies Law, a copy of the Company’s annual accounts, together with a copy of the directors’ report for that financial year and the auditors’ report on those accounts shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Law, be sent to every member and to every holder of the Company’s debentures of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Law or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. Copies need not be sent to a person for whom the Company does not have a current address.

Summary financial statements

209.                        Subject to the Companies Law, the requirements of Article 208 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and the directors’ report, which shall be in the form and containing the information prescribed by the UK Companies Act 2006 and any regulations made under that statute.

COMMUNICATIONS

When notice required to be in writing	210. Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the board) shall be in writing.

Methods of Company sending notice

211.                        Subject to Article 210 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Companies Law or pursuant to these Articles or to any other rules or regulations to which the Company may be sent in such form and by such means as it may in its absolute discretion determine provided that the provisions of the Companies Law which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Companies Law shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

Methods of member etc. sending notice

212.                        Subject to Article 210 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as that member or person may in that person or member’s absolute discretion determine provided that:

(a)                                 the determined form and means are permitted by the Companies Law for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Companies Law; and

(b)                                 unless the board otherwise permits, any applicable condition or limitation specified in the Companies Law, including without limitation as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles or required by the board, such document or information shall be authenticated in the manner specified by the Companies Law for authentication of a document or information sent in the relevant form.

Notice to joint holders

213.                        In the case of joint holders of a share, any document or information shall be sent to the joint holder whose name stands first in the register in respect of the joint holding, and any document or information so sent shall be deemed for all purposes sent to all the joint holders.

Registered address outside UK

214.                        A member whose registered address is not within an EEA State and who sends to the Company an address within an EEA State at which a document or information may be sent using electronic communications shall be entitled to have notices or other documents sent to him at that address or the address specified for that member in the register (provided that, in the case of a document or information sent by electronic means, including without limitation any notification required by the Companies Law that the document or information is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the document or information to such address using electronic communications would or might infringe the laws of any other jurisdiction), but otherwise:

(a)                                 no such member shall be entitled to receive any document or information from the Company; and

(b)                                 without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Deemed receipt of notice

215.                        A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and conditions for electronic communications

216.                        Subject to Article 223 the board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

Notice to persons entitled by transmission

217.                        A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) in the United Kingdom as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees etc. bound by prior notice

218.                        Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been sent to a person from whom he derives his title.

Proof of sending/when notices etc. deemed sent by post

219.                        Proof that a document or information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent. Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent by the Company to a member by post shall be deemed to have been received:

(a)                                 if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the document or information was posted;

(b)                                 if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the document or information was posted;

(c)                                  in any other case, on the second day following that on which the document or information was posted.

When notices etc. deemed sent by electronic means

220.                        A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive such document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

When notices etc. deemed sent by website

221.                        A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a)                                 when the document or information was first made available on the website; or

(b)                                 if later, when the member is deemed by Articles 219 or 220 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

Notice during disruption of services

222.                        Subject to the Companies Law, if at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of general meeting may be sufficiently given by advertisement in the United Kingdom. Any notice given by advertisement for the purpose of this Article shall be advertised in at least one newspaper having a national circulation. If advertised in more than one newspaper, the advertisements shall appear on the same date. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

Electronic Communications

223.

(A)                               A notice, document or other information may be served, sent or supplied by the Company in electronic form to a member who has agreed or who has previously agreed with Henderson UK, at a time that member was a holder of shares in Henderson UK, prior to the Scheme becoming effective (generally or specifically) that notices, documents or information can be sent or supplied to them in that form and has not revoked such agreement.

(B)                               Where the notice, document or other information is served, sent or supplied by electronic means, it may only be served, sent or supplied to an address specified for that purpose by the intended recipient (generally or specifically). Where the notice, document or other information is sent or supplied in electronic form by hand or by post, it must be handed to the recipient or sent or supplied to an address to which it could be validly sent if it were in hard copy form.

(C)                               A notice, document or other information may be served, sent or supplied by the Company to a member by being made available on a website if the member has agreed (generally or specifically), or pursuant to paragraph (D) below is deemed to have agreed, that notices, document or information can be sent or supplied to the member in that form and has not revoked such agreement.

(D)                               If a member has been asked individually by the Company to agree that the Company may serve, send or supply notices, documents or other information generally, or specific notices, documents or other information to them by means of a website and the Company does not receive a response within a period of 28 days beginning with the date on which the Company’s request was sent (or such longer period as the directors may specify), such member will be deemed to have agreed to receive such notices, documents or other information by means of a website in accordance with paragraph (C) above (save in respect of any notices, documents or information that are required to be sent in hard copy form pursuant to the Companies Law). A member can revoke any such deemed election in accordance with paragraph (H) below.

(E)                                A notice, document or other information served, sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient: (i) to read it, and (ii) to retain a copy of it. For this purpose, a notice, document or other information can be read only if: (i) it can be read with the naked eye; or (ii) to the extent that it consists of images (for example photographs, pictures, maps, plans or drawings), it can be seen with the naked eye.

(F)                                 If a notice, document or other information is served, sent or supplied by means of a website, the Company must notify the intended recipient of: (i) the presence of the notice, document or other information on the website, (ii) the address of the website; (iii) place on the website where it may be accessed, and (iv) how to access the notice, document or information. The document or information is taken to be sent on the date on which the notification required by this paragraph (F) is sent or if later, the date on which the document or information first appeared on the website after that notification is sent.

(G)                               Any notice, document or other information made available on a website will be maintained on the website for the period of 28 days beginning with the date on which notification is received under Article 221 above, or such shorter period as may be required by law or any regulation or rule to which the Company is subject. A failure to make a notice, document or other information available on a website throughout the period mentioned in this paragraph (G) shall be disregarded if: (i) it is made available on the website for part of that period; and (ii) the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable for the Company to prevent or avoid.

(H)                              Any amendment or revocation of a notification given to the Company or agreement (or deemed agreement) under this Article shall only take effect if in writing, signed (or authenticated by electronic means) by the member and on actual receipt by the Company thereof.

(I)                                   Communications sent to the Company by electronic means shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

(J)                                   Where these Articles require or permit a notice or other document to be authenticated by a person by electronic means, to be valid it must incorporate the electronic signature or personal identification details of that person, in such form as the directors may approve, or be accompanied by such other evidence as the directors may require to satisfy themselves that the document is genuine.

(K)                               For the avoidance of doubt, where a member of the Company has received a document or information from the Company otherwise than in hard copy form, he is entitled to require the Company to send to him a version of the document or information in hard copy form within 21 days of the Company receiving the request.

DESTRUCTION OF DOCUMENTS

224.                        The Company shall be entitled to destroy:

(a)                                 all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)                                 all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

(c)                                  all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d)                                 all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)                                  all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)                                   all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

Presumption in relation to destroyed documents	225. It shall conclusively be presumed in favour of the Company that:

(a)                                 every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 224 was duly and properly made;

(b)                                 every instrument of transfer destroyed in accordance with Article 224 was a valid and effective instrument duly and properly registered;

(c)                                  every share certificate destroyed in accordance with Article 224 was a valid and effective certificate duly and properly cancelled; and

(d)                                 every other document destroyed in accordance with Article 224 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company, but:

(e)                                  the provisions of this Article and Article 224 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)                                   nothing in this Article or Article 224 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 224 or in any other circumstances which would not attach to the Company in the absence of this Article or Article 224; and

(g)                                  any reference in this Article or Article 224 to the destruction of any document includes a reference to its disposal in any manner.

WINDING UP

Division of Assets

226.                        If the Company is wound up, the directors or the liquidator (as the case may be) may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. Any such division may be otherwise than in accordance with the existing rights of the members, but if any division is resolved otherwise than in accordance with such rights, the members shall have the same right of dissent and consequential rights as if such resolution were a special resolution passed pursuant to section 110 UK Insolvency Act 1986. The directors or the liquidator may, with the like sanction, vest the whole or any part of the assets in trustees on such trusts for the benefit of the members as they/he with the like sanction shall determine, but no member shall be compelled to accept any assets on which there is a liability.

INDEMNITY

Right to Indemnity

227.                        In so far as the Companies Law allows, every present and former director, alternate director, secretary or other officer of the Company shall be indemnified out of the assets of the Company against any costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution or discharge of his duties or exercise of his powers or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred in defending any proceedings (whether civil or criminal) which relates to anything done or omitted or alleged to have been done or omitted by him in any such capacity, and in which judgement is given in his favour or in which he is acquitted or in connection with any application under the Law in which relief is granted to him by any court of competent jurisdiction.

RESTRICTED SECURITIES

Restricted securities

For so long as the Company has a primary listing on ASX:

228.                        Restricted securities cannot be disposed of during the escrow period except as permitted by the ASX Listing Rules or ASX.

229.                        The Company must not acknowledge a disposal (including by registering a transfer) of restricted securities during the escrow period except as permitted by the ASX Listing Rules or ASX.

230.                        During a breach of the ASX Listing Rules relating to restricted securities, or a breach of a restriction agreement, the holder of the restricted securities is not entitled to any dividend or distribution, or voting rights, in respect of the restricted securities.

231.                        For the purposes of Articles 228 to 230:

escrow period means has the meaning given to that term by the ASX Listing Rules;

restricted securities has the meaning given to that term by the ASX Listing Rules; and

restriction agreement means a restriction agreement within the meaning and for the purposes of the ASX Listing Rules.

SALE OF SMALL HOLDINGS

Unmarketable parcels

232.                        (a) For the purposes of this Article 232 except where the context otherwise requires:

Divestment Notice means a notice in writing stating or to the effect that the Company intends to sell or arrange the sale of the shares of, or, in the case of a CDI Holder, in respect of, a security holder’s security holding unless within the Specified Period (which must be set out in the notice):

(i)                                     the security holding of the security holder to whom the notice has been sent increases to at least a Marketable Parcel as at the end of the Specified Period;

(ii)                                  the entire security holding to which the notice relates is sold by the security holder; or

(iii)                               the security holder gives to the Company a written notice that the security holder wishes to retain the security holding to which the notice relates.

Notice Date means the date on which the Company sends to a security holder a Divestment Notice.

Sale Period means the period of either ten days following the expiration of the Specified Period or, where Article 232(b)(iv) applies, ten days following the date of receipt by the Company of the revocation notice referred to in Article 232(b)(iv).

securities includes shares in the Company and CDIs.

security holder includes a holder of shares in the Company and a CDI Holder.

Small Holder means a security holder who holds less than a Marketable Parcel of securities in the Company.

Specified Period means a period of not less than six weeks after the Notice Date, as determined by the Company.

The terms Marketable Parcel and Takeover have the same meaning as they are given in the ASX Listing Rules.

(b)                                 (i)                                     If the secretary determines that a security holder is a Small Holder, the secretary may send (subject to Article 232(b)(ii)) a Divestment Notice to the security holder.

(ii)                                  Subject to Article 232(e), the Company may not give more than one Divestment Notice to a particular security holder in any 12 month period.

(iii)                               Where the Company has sent to a security holder a Divestment Notice then, unless within the Specified Period:

(A)                               the security holding of the security holder to whom the notice has been sent increases to at least a Marketable Parcel as at the end of the Specified Period;

(B)                               the entire security holding to which the notice relates is sold by the security holder;

(C)                               the security holder gives to the Company a written notice that the security holder wishes to retain the security holding to which the notice relates,

the shareholder to whom the Divestment Notice relates (which, where the securities to which the Divestment Notice relates are CDIs, is the Depositary Nominee) is deemed to have irrevocably appointed the Company as the shareholder’s agent to sell all of the shares which are the subject of the security holding to which the Divestment Notice relates during the Sale Period at the price and on the terms determined by the secretary in the secretary’s sole discretion and to receive the proceeds of sale on behalf of the security holder. Nothing in this Article 232 obliges the Company to sell the shares. For the purposes of the sale, the Company may take any action the Company considers necessary or desirable to effect the sale.

(iv)                              Where a security holder has given to the Company notice under Article 232(b)(iii)(C) the security holder may at any time revoke the notice and on revocation the Company is constituted the relevant shareholder’s agent as provided in Article 232(b)(iii).

(v)                                 The secretary may execute on behalf of a shareholder a transfer of the shares in respect of which the Company is appointed agent under Article 232(b)(iii) in the manner and form the secretary considers necessary and to deliver the transfer to the purchaser. The secretary may take any other action on behalf of the shareholder as the secretary considers necessary to effect the sale and transfer of the shares.

(vi)                              The Company may register a transfer of shares whether or not any certificate for the shares has been delivered to the Company.

(vii)                           If shares are sold under this Article 232, the Company must:

(A)                               within a reasonable time after completion of the sale, inform the former security holder of the sale and the total sale proceeds received by the Company; and

(B)                               if any certificate for the shares the subject of the transfer has been received by the Company (or the Company is satisfied that the certificate has been lost or destroyed or that its production is not essential), within 60 days after completion of the sale, cause the proceeds of sale to be sent to the former security holder (or, in the case of joint holders, to the holder whose name appeared first in the register of members or CDI Holders, as the case may be, in respect of the joint holding). Payment may be made in any manner and by means as determined by the board and is at the risk of the former security holder.

(viii)                        The Company bears the costs of sale of the transferor of shares sold under this Article 232 (but is not liable for tax on income or capital gains of the former security holder).

(ix)                              All money payable to former security holders under this Article 232 which is unclaimed shall be dealt with in accordance with Article 204. No money payable under this Article 232 by the Company to former security holders bears interest as against the Company.

(c)                                 (i)                                      A certificate signed by the secretary stating that shares sold under this Article 232 have been properly sold discharges the purchaser of those shares from all liability in respect of the purchase of those shares.

(ii)                                  When a purchaser of shares is registered as the holder of the shares, the purchaser:

(A)                               is not bound to see to the regularity of the actions and proceedings of the Company under this Article 232 or to the application of the proceeds of sale; and

(B)                               has title to the shares which is not affected by any irregularity or invalidity in the actions and proceedings of the Company.

(d)                                 Any remedy of any security holder to whom this Article 232 applies in respect of the sale of the relevant shares is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

(e)                                  On the date on which there is announced a Takeover, the operation of this Article 232 is suspended. Despite Article 232(b)(ii), on the close of the offers under the Takeover the Company may invoke the procedures set out in this Article 232.

(f)                                   Where under this Article 232 powers are conferred on the secretary the powers may be exercised either by the secretary or by any person nominated by the secretary.

NON-EXECUTIVE DIRECTORS	48

EXECUTIVE DIRECTORS	49

DIRECTORS’ INTERESTS	50

GRATUITIES, PENSIONS AND INSURANCE	53

PROCEEDINGS OF THE BOARD	54

SECRETARY	56

MINUTES	57

THE SEAL	57

REGISTERS	57

DIVIDENDS	58

CAPITALISATION OF PROFITS AND RESERVES	63

RECORD DATES	65

ACCOUNTS	65

COMMUNICATIONS	65

DESTRUCTION OF DOCUMENTS	70

WINDING UP	71

INDEMNITY	71

RESTRICTED SECURITIES	72

SALE OF SMALL HOLDINGS	72

COMPANY NO. 101484

COMPANIES (JERSEY) LAW 1991 AS AMENDED

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Henderson Group plc